Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alpine Auto Brokers, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 13, 2023	By:	/s/ Yufeng Zhang
Yufeng Zhang
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Zonghan Wu
Zonghan Wu
Chief Financial Officer
(Principal Accounting Officer)